Exhibit 99.1
NEW YORK MORTGAGE TRUST
COMPLETES $228.7 MILLION LOAN SECURITIZATION
REPRESENTING THE COMPANY’S THIRD SECURITIZATION OF
HIGH-CREDIT QUALITY ARM LOANS IN 2005
New York Mortgage Trust, Inc. — December 20, 2005 — (NYSE: NTR) (“NYMT” or the “Company”) announced today the completion on December 20, 2005 of its third loan securitization transaction. The securitization is comprised of approximately $228.7 million of notes issued by New York Mortgage Trust 2005-3 (the “Trust”). The notes are backed by high-credit quality, first-lien, adjustable rate and hybrid adjustable rate mortgage loans (collectively “ARM” loans), 100% of which were self-originated through the Company’s mortgage banking subsidiary, The New York Mortgage Company, LLC.
The approximate amount of each class of notes, together with the interest rate and credit ratings for each class as rated by Moody’s and Standard and Poor’s, are set forth below:

Class	Approximate Principal Amount	Interest Rate	Rating
A-1 A-2 A-3 M-1 M-2	$70,000,000 $98,267,000 $10,920,000 $25,380,000 $24,088,000	LIBOR + 24% LIBOR + 23% LIBOR + 32% LIBOR + 45% LIBOR + 68%	Aaa/AAA Aaa/AAA Aaa/AAA Aa2/AA+ A2/AA
NYMT will treat the notes issued by the Trust as debt for financial accounting and federal income tax purposes.
The weighted average loan-to-value of the mortgage loans in the Trust is approximately 69.51% and the weighted average FICO score is approximately 732. The weighted average current loan rate of the pool of mortgage loans is approximately 5.79% and the weighted average maximum loan rate (after periodic rate resets) is 11.58%.
Credit Suisse First Boston LLC served as underwriter for the transaction.
About New York Mortgage Trust
New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. The mortgage portfolio is comprised largely of prime adjustable-rate and hybrid mortgage loans and securities, much of which, over time will be originated by NYMT’s wholly owned mortgage origination business, The New York Mortgage Company, LLC (NYMC), a taxable REIT subsidiary. The ability to build a portion of its loan portfolio from loans internally originated is a cornerstone of NYMT’s strategy.
This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company’s assets, a decrease in the demand for mortgage loans may have a negative effect on the Company’s volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company’s hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

For Further Information

AT THE COMPANY Michael I. Wirth, Chief Financial Officer Phone: 212-634-2342 Email: mwirth@nymtrust.com	AT FINANCIAL RELATIONS BOARD Joe Calabrese (General) 212-827-3772 Julie Tu (Analysts) 212-827-3776